Exhibit (a)(1)(B)

NOTICE OF EXERCISE OF PURCHASE RIGHT**

TO: DOV PHARMACEUTICAL, INC.
150 Pierce Street
Somerset, New Jersey 08873
Attention: General Counsel

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from DOV Pharmaceutical, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, together with any interest (including Liquidated Damages, if any) accrued and unpaid, calculated in accordance with the Indenture, to the registered holder hereof, in cash.

Dated: ______________

Your Name:

(Print your name exactly as it appears on the face of this Security)

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

Social Security or other Taxpayer Identification Number:

Principal amount to be repurchased (if less than all): $__________________

Serial Number: ___________________

Certificate Number (if Physical Security): ___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

** Please complete and return the Substitute Form W-9 included with the Company Notice.